Exhibit (g)(6)

FORM OF"

APPENDIX "B"

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & CO. AND EACH OF THE I NVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF __________________, 200_

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ____________ (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
C.	Foreign Subcustodians:

Country	Foreign Subcustodian	Depository
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores, S.A.;
	(Citibank, N.A., New York Agt. 7/16/81	Central de Registracion y
	New York Agreement Amendment 8/31/90)	Liquidacion de Instrumentos
de Endeudamiento Publico (CRYL)
BankBoston, N.A., Buenos Aires
(First Nat. Bank of Boston Agreement 1/15/88
Omnibus Amendment 2/22/94)
Australia	National Australia Bank Ltd., Melbourne	Austraclear Limited;
	(National Australia Bank Agt. 5/1/85	Reserve Bank Information and
	Agreement Amendment 2/13/92	Transfer System (RITS)
Omnibus Amendment 11/22/93)
The Clearing House Electronic
Sub-register system
Austria	Creditanstalt, AG, Vienna	Oesterreichische Kontrollbank
	(Creditanstalt Bankverein Agreement 12/18/89	Aktiengesellschaft (OEKB)
Omnibus Amendment 1/17/94)
Bahrain	British Bank of the Middle East, Manama	None
Bangladesh	Standard Chartered Bank, Dhaka	None
(Standard Chartered Bank Agreement 2/18/92)
Belgium	Banque Bruxelles Lambert, Brussels	Caisse Interprofessionnelle de Depot
	(Banque Bruxelles Lambert Agreement 11/15/90	et Virements de Titres (CIK);
	Omnibus Amendment 3/1/94)	Banque Nationale de Belgique (BNB)
Bermuda	Bank of N.T. Butterfield & Son Ltd., Hamilton
Botswana	Stanbic Bank Botswana, Limited, Gaborone
for The Standard Bank of South Africa, Limited (SBSA)
Brazil	BankBoston, N.A., Sao Paulo	Sao Paulo Stock Exchange
	(First National Bank of Boston Agreement 1/5/88	(BOVESPA);
	Omnibus Amendment 2/22/94)	Rio de Janeiro Exchange (BVRJ);
Camara de Liquidacao e Custodia
S.A. (CLC)
Companhia Brasleira de Liquidacao e Custodia
Bulgaria	ING Bank N.V. (ING)	Central Depository AD (and)
Bulgarian National Bank
Canada	Canadian Imperial Bank of Commerce, Toronto	Canadian Depository for Securities,
	(Canadian Imperial Bank of Commerce	Ltd., (CDS)
Agreement 9/9/88
Omnibus Amendment 12/1/93)
	Royal Bank of Canada, Toronto	Bank of Canada
Proposed Agreement 2/23/96
Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.
	(Citibank N.A., New York Agreement 7/16/81	(DCV)
New York Agreement Amendment 8/31/90)
China-Shanghai	Standard Chartered Bank, Shanghai	Shanghai Securities Central Clearing
	(Standard Chartered Bank Agreement 2/18/92)	& Registration Corporation
(SSCCRC)
China- Shenzhen	Standard Chartered Bank, Shenzhen	Shenzhen Securities Registration
	(Standard Chartered Bank Agreement 2/18/92)	Corp. Ltd., (SSRC)
Colombia	Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV)
(Citibank N.A., New York Agreement 7/16/81
	New York Agreement Amendment 8/31/90	Deposito Centralizado de Valores
	Citibank N.A. Subsidiary Amendment 10/19/95	(DECEVAL)
Citibank N.A./Cititrust Colombia Agreement 12/2/91)
Czech Republic	Citibank a.s., Praha, an indirect subsidiary of	Stredisko Cennych Papiru (SCP)
Citibank, N.A.
Czech National Bank
Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen - VP Center
(Den Danske Bank Agreement 1/1/89
Omnibus Amendment 12/1/93)
Ecuador	Citibank, N.A., Quito	None
(Citibank, N.A. New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Quito Side Letter 7/3/95)
Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement
	(Citibank, N.A. New York Agreement 7/16/81	and Depository
New York Agreement Amendment 8/31/90)
Finland	Merita Bank Ltd., Helsinki	Finnish Central Securities
Depository Ltd.
France	Banque Paribas, Paris	SICOVAM;
	Agreement 4/2/93)	Banque de France
Germany	Dresdner Bank AG, Frankfurt	Deutsche Borse Clearing (DBC)
(Dresdner Bank Agreement 10/6/95)
Ghana	Merchant Bank (Ghana) Limited, Accra	None
for The Standard Bank of South Africa, Limited (SBSA)
Greece	Citibank, N.A., Athens	The Central Securities Depository,
	(Citibank N.A., New York Agreement 7/16/81	Apothetirion Titlon A.E.
New York Agreement Amendment 8/31/90)
The Bank of Greece
Hong Kong	The Hongkong & Shanghai Banking	Central Clearing and
	Corp., Ltd., Hong Kong	Settlement System (CCASS)
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
	Omnibus Supplement 12/29/93)	The Central Money Markets Unit
Hungary	Citibank Budapest, Rt.	Central Depository and Clearing
	(Citibank N.A., New York Agreement 7/16/81	House (Budapest) Ltd.,
	New York Agreement Amendment 8/31/90	(KELER Ltd.)
Citibank N.A. Subsidiary Amendment 10/19/95
Citibank N.A./Citibank Budapest Agmt. 1/24/92
(amended 6/23/92 and 9/29/92))
India	Citibank, N.A., Mumbai	National Securities Depository
Limited
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Mumbai Amendment 11/17/93)
Standard Chartered Bank, Mumbai
(Standard Chartered Bank Agreement 2/18/92
SCB, Mumbai Annexure and Side Letter 7/18/94)
Indonesia	Citibank, N.A., Jakarta	PT Kustodian Sentral Efek Indonesia
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)
Ireland	Allied Irish Banks, plc., Dublin	Gilt Settlement Office (GSO)
(Allied Irish Banks Agreement 1/10/89
	Omnibus Amendment 4/8/94)	CREST
Israel	Bank Hapoalim, B.M.	Tel-Aviv Stock Exchange
	(Bank Hapoalim Agreement 8/27/92)	(TASE) Clearinghouse Ltd.
Italy	Banca Commerciale Italiana, Milan	Monte Titoli S.p.A.
(Banca Commerciale Italiana Agreement 5/8/89
	Agreement Amendment 10/8/93	Banca D'Italia
Omnibus Amendment 12/14/93)
Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, a	Depositaire Central Banque de
	wholly owned subsidiary of Societe Generale	Reglement (DCBR)
Japan	The Bank of Tokyo-Mitsubishi, Ltd.,	Japan Securities Depository Center.,
	Tokyo	(JASDEC); Bank of Japan
Jordan	Arab Bank, plc, Amman	None
(Arab Bank Agreement 4/5/95
HSBC Bank Middle East
Kenya	Stanbic Bank Kenya, Limited, Nairobi	None
for The Standard Bank of South Africa, Limited (SBSA)
Lebanon	British Bank of the Middle East, Beirut	Midclear
Luxembourg		Kredietbank Luxembourg (KBL)
Malaysia	Hongkong Bank Malaysia Berhad,	Malaysian Central Depository Sdn.
	Kuala Lumpur	Bhd (MCD)
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93
	Malaysia Subsidiary Supplement 5/23/94)	Bank Negara Malaysia
Mauritius	Hongkong & Shanghai Banking Corp., Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd.
Mexico	Citibank Mexico, S.A., Mexico City	Institucion para el Deposito de
	(Citibank N.A., New York Agreement 7/16/81	Valores- S.D. INDEVAL, S.A. de
	New York Agreement Amendment 8/31/90	C.V.
Citibank, Mexico, S.A. Amendment 2/7/95)
Banco de Mexico
Morocco	Banque Marocaine du Commerce Exterieur,	MAROCLEAR
Casablanca
(BMCE Agreement 7/6/94)
Citibank Maghreb, Casablanca, Casablanca
Namibia	Standard Bank Namibia Ltd., Windhoek	None
Netherlands	MeesPierson N.V.,	Nederlands Centraal Instituut voor
	Amsterdam, a wholly owned subsidiary of	(NECIGEF)/KAS Associatie N.V.
	Societe Generale	(KAS); De Nederlandsche Bank
	ABN-AMRO Bank N.V.	(DNB)New

New Zealand	National Australia Bank Ltd., Melbourne	New Zealand Securities
	(National Australia Bank Agreement 5/1/85	Depository Limited (NZCDS)
Agreement Amendment 2/13/92
Omnibus Amendment 11/22/93
New Zealand Addendum 3/7/89)
Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen (VPS)
(Den norske Bank Agreement 11/16/94)
Oman	British Bank of the Middle East, Muscat	Muscat Securities Market
Pakistan	Standard Chartered Bank, Karachi	The Central Depository
	(Standard Chartered Bank Agreement 2/18/92)	Company of Pakistan (CDC)
Peru	Citibank, N.A., Lima	Caja de Valores (CAVAL)
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)
Philippines	Citibank, N.A., Manila	The Philippines Central Depository,
	(Citibank N.A., New York Agreement 7/16/81	Inc.; The Registry of Scripless
	New York Agreement Amendment 8/31/90)	Securities of the Bureau of the
Treasury Department of Finance
Poland	Citibank Poland, S.A., Warsaw	National Depository of Securities
(Citibank N.A., New York Agreement 7/16/81
	New York Agreement Amendment 8/31/90	National Bank of Poland
Citibank Subsidiary Amendment 10/19/95
Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92)
Bank Polska Kasa Opieki S.A., Warsaw
Portugal	Banco Comercial Portuges, Lisboa	Central de Valores Mobiliaros
(Interbolsa)
Romania		National Company for Clearing
Settlement & Depository for
Securities
Bucharest Stock Exchange
National Bank of Romania
Russia	Credit Suisse First Boston (Moscow), Ltd	Rosvneshtorgbank (VTB)
	Citibank T/O, Moscow	Moscow Interbank Currency
Exchange Clearinghouse (MICEX)
National Depository Center
Singapore	Hongkong & Shanghai Banking	Central Depository Pte Ltd. (CDP)
Corp., Ltd., Singapore
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93)
Slovak Republic	Internationale Nederlanden Bank N.V. (ING BankN.V.), Amsterdam	Stredisko Cennych Papeirov (SCP)

National Bank of Slovakia
Slovenia		Central Klirnisko Depotna Drozba
d.d.
South Africa	First National Bank of Southern Africa Ltd.,	The Central Depository (Pty) Ltd.
	Johannesburg	(CD)
(First National Bank of Southern Africa Agmt. 8/7/91)
South Korea	Citibank, N.A., Seoul	Korean Securities Depository (KSD)
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Seoul Agreement Supplement 10/28/94)
Spain	Banco Santander S.A., Madrid	Servicio de Compensacion y
	(Banco Santander Agreement 12/14/88)	Liquidacion de Valores (SCLV)
Banco de Espana
Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System (Pvt)
	Colombo	Limited (CDS)
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93)
Swaziland	Standard Bank Swaziland, Limited, Mbabane	None
for The Standard Bank of South Africa, Limited (SBSA)
Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepapperscentralen VPC AB
(Skandinaviska Enskilda Banken Agreement 2/20/89
Omnibus Amendment 12/3/93)
Switzerland	Swiss Bank Corporation, Basel	SIS SegaInterSettle AG (SIS)
(Swiss Bank Corporation Agreement 3/1/94)
Taiwan	Standard Chartered Bank, Taipei	Taiwan Securities Central Depository
	(Standard Chartered Bank Agmt. 2/18/92)	Co. Ltd. (TSCD)
Thailand	Hongkong & Shanghai Banking Corp. Ltd.,	Thailand Securities Depository
	Bangkok	Company (TSD)
(Hongkong & Shanghai Banking Corp. Agmt. 4/19/91
Omnibus Amendment 12/29/93)
Transnational		Cedel Bank Societe
Anonyme, Luxembourg
Euroclear Clearance System
Societe Cooperative, Belgium
Turkey	Citibank, N.A., Istanbul	Takas ve Saklama Bankasi A.S. (TvS)
(Citibank N.A., New York Agmt. 7/16/81
	New York Agmt. Amendment 8/31/90)	Central Bank of Turkey (CBT)
United Kingdom	Lloyds Bank PLC, London Midland Bank Plc	Central Gilts Office (CGO);
CREST;
Central Money Markets Office
(CMO)
Uruguay	BankBoston, N.A. Montevideo	None
Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de
	(Citibank N.A., New York Agreement 7/16/81	Valores (CVV)
New York Agreement Amendment 8/31/90)
Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Central Depository

The Bank of Zamibia
Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare	None

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